UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Canada	001-38783	98-1007671
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

4700-80th Street

Delta, British Columbia Canada

V4K 3N3

(Address of Principal Executive Offices)

(604) 940-6012

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	VFF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2020, Village Farms International, Inc. (the “Company” or “Village Farms”) announced that it has entered into a settlement agreement (the “Settlement Agreement”) with Emerald Health Therapeutics Inc. (“Emerald”) in order to settle all outstanding disputes with respect to their joint venture, Pure Sunfarms Corp. (“Pure Sunfarms”).

Under the terms of the Settlement Agreement:

•

the 5,940,000 common shares of Pure Sunfarms that were placed in escrow pending Emerald’s C$5.94 million equity contribution to Pure Sunfarms (originally due in November 2019) will be cancelled, effective as of November 19, 2019, and Village Farms and Emerald will cease arbitration proceedings on the matter;

•

Emerald will forfeit and waive repayment by Pure Sunfarms of its outstanding C$13.0 million shareholder loan to Pure Sunfarms (plus accrued interest of C$1.1 million) and Emerald will issue a promissory note to Pure Sunfarms in the amount of C$952,237;

•	Pure Sunfarms will release Emerald from all liability arising from their supply agreement under which Emerald had the provision to purchase 40% of Pure Sunfarms’ aggregate production in 2018 and 2019;

•	Emerald will transfer 2.5% of additional equity in Pure Sunfarms to Village Farms;

•

Pure Sunfarms and Emerald will release each other from their current supply agreement under which Emerald has the provision to purchase 25% of Pure Sunfarms’ aggregate cannabis production from the Delta facilities in 2020, 2021 and 2022; and

•	Village Farms and Emerald will mutually release each other from all claims related to or arising from the disputes.

The net impact of the settlement on the ownership of Pure Sunfarms, as agreed to by both Village Farms and Emerald, will be that as of December 31, 2019, Village Farms will have owned 53.5% of Pure Sunfarms and Emerald will have owned 46.5% of Pure Sunfarms.

The information in this Item 1.01 shall be deemed to be incorporated by reference into the Company’s registration statement on Form F-10 (Registration Number 333-232115) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

Item 7.01	Regulation FD Disclosure.

On March 3, 2020, the Company issued a press release announcing the entry into the Settlement Agreement, as described in Item 1.01 of this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K under Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 7.01, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2020

Village Farms International, Inc.

By:	/s/ Michael A. DeGiglio
Name:	Michael A. DeGiglio
Title:	Chief Executive Officer and Director